UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):      August 14, 2006
CT COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)
North Carolina
(State or other jurisdiction of incorporation)

0-19179	56-1837282
(Commission File Number)	(IRS Employer Identification No.)

1000 Progress Place NE P.O. Box 227 Concord, North Carolina	28026-0227
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 722-2500
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.
KPMG LLP (“KPMG”) was previously the principal accountants for CT Communications, Inc. (the “Company”). On August 14, 2006, the Company dismissed KPMG as the Company’s independent registered public accounting firm and on August 17, 2006 appointed Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for the year ending December 31, 2006. These decisions were approved by the Audit Committee of the Company’s Board of Directors.
The audit reports of KPMG on the consolidated financial statements of the Company and its subsidiaries as of and for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
The audit reports of KPMG on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that:
1.	KPMG’s report indicates that the Company did not maintain effective internal control over financial reporting as of December 31, 2005 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that “the following material weaknesses have been identified and included in management’s assessment as of December 31, 2005:
•	The Company identified a deficiency in the design of internal control over financial reporting due to the absence of controls to ensure the proper classification of balance sheet accounts. Specifically, management does not have sufficient policies and procedures in place to determine current and non-current classification of assets and liabilities. This deficiency resulted in a material error in the classification of the non-current portion of accrued pension cost and other retirement liabilities and also resulted in errors in the classification of accounts receivable, deferred interest and deferred maintenance for sales-type leases, and inventory obsolescence reserves.

•	The Company identified a deficiency in the design of internal control over financial reporting due to the absence of controls over accounting for equity-method investments. Specifically, the Company does not have policies and procedures that provide for the maintenance of adequate documentation of differences between the Company’s carrying value of an equity-method investment and its underlying equity in the investee in order to provide for an adequate reconciliation process and management review of the reconciliation to ensure the accuracy of the reported equity-method investment balance. This deficiency resulted in an understatement of the Company’s carrying value of investments in unconsolidated companies. This deficiency results in more than a remote likelihood that a material misstatement of the

Company’s annual or interim financial statements would not be prevented or detected on a timely basis.”
2.	KPMG’s report indicates that the Company did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that “the following material weaknesses have been identified and included in management’s assessment as of December 31, 2004:
•	The Company identified a deficiency in internal control over financial reporting related to the maintenance of supporting accounting records for its phone system sales under sales-type leases. Specifically, the Company did not maintain an accounts receivable subsidiary ledger for these phone system sales and did not provide for adequate reconciliation and review of reported accounts receivable balances for phone system sales to ensure existence and accuracy of accounts receivable balances. As a result of this deficiency, errors in accounting for accounts receivable and retained earnings, net of tax, occurred, requiring restatement of the Company’s consolidated financial statements for December 31, 2002 and 2003, and for the quarterly periods ended March 31, June 30, and September 30, 2004.

•	The Company identified a deficiency in internal control over financial reporting related to the calculation of depreciation expense. This deficiency relates to a lack of controls over changes to formulae embedded in electronic spreadsheets used in calculating depreciation expense. Specifically, the lack of change controls in this area resulted in the use of inaccurate formulae to calculate depreciation expense. As a result of this deficiency, errors in accounting for depreciation expense occurred, requiring restatement of the Company’s consolidated financial statements for December 31, 2002 and 2003, and for the quarterly periods ended March 31, June 30, and September 30, 2004.

•	The Company identified a deficiency in internal control over financial reporting related to accounting for derivative financial instruments under Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS No. 133”). The deficiency resulted from the absence of controls designed to ensure that the documentation required by generally accepted accounting principles at the inception of a derivative transaction is properly maintained for the term of the respective derivative instrument. As a result of this deficiency, errors in accounting for changes in the estimated fair value of certain derivative financial instruments occurred, requiring restatement of the Company’s consolidated financial statements for December 31, 2002 and 2003, and for the quarterly periods ended March 31, June 30, and September 30, 2004.”
In connection with the audits of the years ended December 31, 2005 and 2004, and the subsequent interim period through August 14, 2006, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to KPMG’s satisfaction, would have caused

KPMG to make reference in connection with their opinion to the subject matter of the disagreement, and there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K, except that KPMG advised the Company of the aforementioned material weaknesses as of December 31, 2005 and 2004. An authorized officer of the Company has discussed the material weaknesses described above with KPMG, and the Company has authorized KPMG to respond fully to the inquiries of E&Y concerning the subject matter of the material weaknesses described above.
The Company has provided a copy of this Form 8-K to KPMG and has requested KPMG to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether KPMG agrees with the preceding statements and, if not, stating the respects in which it does not agree. A copy of KPMG’s letter responding to the Company’s request is provided as Exhibit 16.1 to this Form 8-K.
During the two most recent fiscal years or the subsequent interim period prior to the Company’s approval of the appointment of E&Y, the Company did not consult with E&Y regarding any matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

16.1 Letter from KPMG LLP, dated August 17, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CT COMMUNICATIONS, INC.

	By:	/s/ Ronald A. Marino

Ronald A. Marino Chief Accounting Officer

Dated: August 17, 2006

INDEX TO EXHIBITS

Exhibit No.	Description

16.1	Letter from KPMG LLP, dated August 17, 2006.

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